Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Commissioner,

This letter is written in conjunction with a Form 8K submitted by CleanTech Biofuels, Inc. on March 30, 2020. We are unable to complete our audit of the issuer’s financial statements and therefore issue our audit opinion by March 30, 2020 due to the limited availability of our professional staff in response to local stay at home orders relating to COVID-19. Please grant CleanTech Biofuels, Inc. a 45-day extension of time to file the 2019 Form 10K.

Thank you in advance for your consideration.

MILHOUSE & NEAL, LLP

Certified Public Accountants

Maryland Heights, Missouri

March 30, 2020